Exhibit 99.1

Uranium Resources, Inc. Presents Plans for NRC License Renewal at Public Meeting

LEWISVILLE, Texas--(BUSINESS WIRE)--August 2, 2010--Uranium Resources, Inc. (NASDAQ: URRE) (“URI”), at a public meeting that was held Thursday, July, 28 at the offices of the U.S. Nuclear Regulatory Commission (“NRC”) in Rockville, Maryland, stated its intent to file the necessary documents to place its Crownpoint Uranium Project Source Materials License in active status and outlined its plans for the license renewal. The meeting follows the U.S. Tenth Circuit Court of Appeals rulings that upheld the NRC license.

URI’s representatives at the meeting informed the NRC staff that the Company will file all the information requested by the NRC during the hearing process to reactivate the license which is currently in timely renewal status. URI will then proceed to renew the license for a standard 10-year term. Once active, during the renewal process, the license may be utilized according to its present terms and conditions.

The Company’s license allows for production of up to one million pounds of uranium per year for the initial project, after which it must demonstrate certain restoration parameters and can then move forward to produce up to three million pounds per year. The Section 8 portion of the NRC licensed area contains 6.5 million pounds of in-place mineralized uranium material and there are 33.9 million pounds of in-place mineralized uranium material that can be produced under its NRC Source Materials License.

About Uranium Resources, Inc.

Uranium Resources Inc. explores for, develops and mines uranium. Since its incorporation in 1977, URI has produced over 8 million pounds of uranium by in-situ recovery (ISR) methods in the state of Texas where the Company currently has ISR mining projects. URI also has 183,000 acres of uranium mineral holdings and 101.4 million pounds of in-place mineralized uranium material in New Mexico and a NRC license to produce up to 1 million pounds of uranium per year. The Company acquired these properties over the past 20 years along with an extensive information database of historic mining logs and analysis. None of URI’s properties is currently in production.

URI’s strategy is to fully exploit its resource base in New Mexico and Texas, expand its asset base both within and outside of New Mexico and Texas, partner with larger mining companies that have undeveloped uranium or with junior mining companies that do not have the mining experience of URI, as well as provide restoration expertise to those that require the capability or lack the proficiency.

Uranium Resources routinely posts news and other information about the Company on its web site at www.uraniumresources.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s mineralized uranium materials, timing of receipt of mining permits, production capacity of mining operations planned for properties in South Texas and New Mexico, planned dates for commencement of production at such properties, revenue, cash generation and profits are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include, but are not limited to, the spot price and long-term contract price of uranium, weather conditions, operating conditions at the Company’s mining projects, government regulation of the mining industry and the nuclear power industry, world-wide uranium supply and demand, availability of capital, timely receipt of mining and other permits from regulatory agents and other factors which are more fully described in the Company’s documents filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

CONTACT:
Investors:
Kei Advisors LLC
Deborah K. Pawlowski/James M. Culligan
716-843-3908/716-843-3874
dpawlowski@keiadvisors.com/jculligan@keiadvisors.com
or
Media:
April Wade, 505-440-9441
awade@uraniumresources.com
or
Uranium Resources, Inc.:
Don Ewigleben, 972-219-3330
President and Chief Executive Officer